EXHIBIT 21.1




                       Pivotal Corporation - Subsidiaries
                      ------------------------------------

Name of Subsidiary                                        Jurisdiction of
------------------                                         Incorporation
                                                         ------------------
Pivotal Corporation                                       Washington

Pivotal Corporation Limited                               U.K.

Pivotal Corporation France S.A.                           France

Exactium Ltd.                                             Israel

Exactium, Inc.                                            Delaware

590813 British Columbia Ltd.                              British Columbia

590822 British Columbia Ltd.                              British Columbia

Pivotal Corporation Ireland                               Ireland

Pivotal Technologies Corporation Limited                  Ireland

Pivotal Corporation (N.I.) Limited                        Northern Ireland

Pivotal GmbH                                              Germany

Digital Conversations Inc.                                British Columbia

Pivotal Corporation Australia Pty Ltd.                    Australia

Nihon Pivotal K.K.                                        Japan

Project One Business Technologies Inc.                    British Columbia

Inform, Inc.                                              Ontario